Exhibit 99.1

DeVry Inc. Declares Semi-Annual Cash Dividend

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--May 18, 2010--DeVry Inc. (NYSE:DV), a global provider of educational services, announced today that its board of directors has declared a semi-annual cash dividend on the company's common stock of $0.10 per share, payable on July 8, 2010, to common stockholders of record as of June 15, 2010.

About DeVry Inc.

DeVry’s purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV, member S&P 500 Index) is a global provider of educational services and the parent organization of Advanced Academics, Apollo College, Becker Professional Education, Chamberlain College of Nursing, DeVry Brasil, DeVry University, Ross University Schools of Medicine and Veterinary Medicine, and Western Career College. These institutions offer a wide array of programs in business, healthcare and technology and serve students in secondary through postsecondary education as well as accounting and finance professionals. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2009 and filed with the Securities and Exchange Commission on August 26, 2009.

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 353-3800
Media Contact:
Larry Larsen
llarsen@sardverb.com
(312) 895-4717